Exhibit 10.14



                          UNITED STATES DISTRICT COURT
                             DISTRICT OF NEW JIERSEY




JAMES GUIDRY, CALVIN SCHEXNAYDER,             )
MIKE PAWLAWSKI, GARY COMPTON,                 )
CLINT DOLEZEL, GREG HOPKINS,                  )       Civil Action No.
JAMAL ELLIS, on behalf of themselves and      )
all others similarly situated,                )
                                              )
                 Plaintiffs,                  )
                                              )
                 V.                           )
                                              )
                                              )
ARENA FOOTBALL LEAGUE, L.L.C.,                )
DIVERSIFIED BUSINESS ENTERPRISES, INC.,       )
PHOENIX ARENA SPORTS LIMITED PARTNERSHIP,     )
BUFFALO SPORTS, ENTERPRISES, INC.,            )      COMPLAINT AND DEMAND
FLORIDA BOBCATS, INC., DP FOX FOOTBALL        )
HOLDINGS, L.L.C., IOWA PRO FOOTBALL, L.P.,    )         FOR JURY TRIAL
FOSTERING SPORTS IN IOWA, INC.,               )
ROCKET BALL, LTD., LLA SPORTS, INC.,          )
MILWAUKEE MUSTANGS ARENA FOOTBALL, INC.,      )
NASHVILLE KATS, L.L.C., NEW ENGLAND SEA       )
WOLVES, L.L.C., NEW JERSEY ARENA FOOTBALL,     )
INC., ORLANDO PREDATORS ENTERTAINMENT, INC.,  )
PORTLAND FOREST DRAGONS, L.L.C.,               )
SAN JOSE SABERCATS, L.P., SAN JOSE ARENA      )
FOOTBALL CO., L.L.C., and PIGSKIN, INC.,      )
                                              )
                 Defendants.                  )


                CLASS ACTION COMPLAINT AND DEMAND FOR JURY TRIAL

     Plaintiffs, by their undersigned counsel, for their Complaint against the above-named Defendants allege as follows:

                                  INTRODUCTION
                                  ------------

     1. This antitrust class action is brought by plaintiffs on behalf of current and former Arena Football League ("AFL") players against the Arena Football League, L.L.C. and the owners and operators of each AFL member team to redress defendants' unlawful practices that have stifled and suppressed competition for the services of plaintiffs and similarly situated first-tier minor league professional football players in the United States. By combining and conspiring to contract with plaintiffs and the class they represent only on certain terms, refusing to contract with players who are reserved to other teams, entering into price fixing agreements to depress, fix, and stabilize the amounts the teams pay to employ players, and agreeing in many respects not to compete for such players' services, defendants have violated the antitrust laws of the United States and have harmed competition in numerous ways, including reducing players' salaries, leaving players no reasonable alternative but to agree to extremely disadvantageous contract terms, and otherwise denying players the benefits they would have received in a competitive market.

     2. Plaintiffs bring this action (1) to enjoin defendants' unlawful agreements that have limited and continue to limit competition for player services, and (2) to recover treble damages for injuries suffered as a result of defendants' unlawful conduct, on behalf of themselves and a class consisting of all other similarly situated former and current Arena Football League players who have entered into and/or will enter into player contracts with AFL teams, for violations of Sections 1 and 2 of the Sherman Act, 15 U.S.C. ss. 1 and 2.


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                                     PARTIES
                                     -------

     3. Plaintiff James Guidry is an AFL player who last played for the Portland Forest Dragons (a team that is now called the Oklahoma Wranglers). Mr. Guidry is currently a resident of the state of Texas.

     4. Plaintiff Calvin Schexnayder is an AFL player who currently plays for the Arizona Rattlers and is a resident of the state of Arizona.

     5. Plaintiff Mike Pawlawski is an AFL player who currently plays for the Albany Firebirds and is a resident of the state of California.

     6. Plaintiff Gary Compton is an AFL player who currently plays for the Milwaukee Mustangs and is a resident of the state of Wisconsin.

     7. Plaintiff Clint Dolezel is an AFL player who currently plays for the Houston Thunderbears and is a resident of the state of Texas.

     8. Plaintiff Greg Hopkins is an AFL player who currently plays for the Albany Firebirds and is a resident of the state of Pennsylvania.

     9. Plaintiff Jamal Ellis is an AFL player who currently plays for the Grand Rapids Rampage and is a resident of the state of North Carolina.

     10. Defendant Arena Football League, L.L.C. is a limited liability corporation organized under the laws of the state of Delaware with its principal place of business located at 75 East Wacker Drive, Chicago, Illinois. Defendant Arena Football League, L.L.C. operates the Arena Football League, the only first-tier minor league professional football league in the United States. The Arena Football League, L.L.C. constitutes a combination of separate member companies, including the individual defendant team entities who compete against one another. One of the anticompetitive purposes of the Arena Football League is the elimination of competition between and among the defendant team entities for the services of first-tier minor league professional football players. AFL Commissioner C. David Baker and other employees of Arena Football League, L.L.C. act as agents and representatives of all of the individual businesses that own and/or operate teams in the Arena Football League and they have joined, participated in, and furthered the unlawful conspiracy.

     11. Defendant Diversified Business Enterprises of America, Inc. is a corporation organized under the laws of the state of New York with its principal place of business located at 14 Computer Drive East, Albany, NY 12205. Defendant Diversified Business Enterprises of America, Inc. owns and operates the Albany Firebirds AFL team.

     12. Defendant Phoenix Arena Sports Corporation is a corporation organized under the laws of the state of Arizona with its principal place of business located at 201 East Jefferson Street, Phoenix, Arizona. Defendant Phoenix Arena Sports Corporation owns and operates the Arizona Rattlers AFL team.

     13. Defendant Buffalo Sports Enterprises, Inc. is a corporation organized under the laws of the state of Delaware with its principal place of business located at 661 Delaware Avenue, Buffalo, New York. Defendant Buffalo Sports Enterprises, Inc. owns and operates the Buffalo Destroyers AFL team.

     14. Defendant Florida Bobcats, Inc. is a corporation organized under the laws of the state of Florida with its principal place of business located at 1858 Nobb Hill Road, Plantation, Florida. Defendant Florida Bobcats, Inc. owns and operates the Florida Bobcats AFL team.

     15. Defendant DP Fox Football Holdings, L.L.C. is a limited liability corporation organized under the laws of the state of Michigan with its principal place of business located at


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



130 West Fulton, Grand Rapids, Michigan. Defendant DP Fox Football Holdings, L.L.C. owns and operates the Grand Rapids Rampage AFL team.

     16. Defendant Iowa Pro Football, L.P. is a limited partnership organized under the laws of the state of Iowa with its principal place of business located at 319 7th Street, Suite 222, Des Moines, Iowa. Defendant Iowa Pro Football, L.P. owns and operates the Iowa Barnstormers AFL team.

     17. Defendant Fostering Sports in Iowa, Inc. is a corporation organized under the laws of the state of Iowa with its principal place of business located at 319 7th Street, Suite 222, Des Moines, Iowa. Defendant Fostering Sports in Iowa, Inc., is the general partner in Iowa Pro Football, L.P., and in that capacity owns and operates the Iowa Bamstormers AFL team.

     18. Defendant Rocket Ball, Ltd. is a limited partnership organized under the laws of the state of Texas with its principal place of business located at 2 Greenway Plaza, Suite 400, Houston, Texas. Defendant Rocket Ball, Ltd. owns and operates the Houston Thunderbears AFL team.

     19. Defendant LLA Sports, Inc. is a corporation original under the laws of the State of Texas with its principal place of business located at 2 Greenway Plaza, Suite 400, Houston Texas. Defendant LLA Sports, Inc. is the general partner in Rocket Ball, Ltd., and in that capacity owns and operates the Houston Thunderbears AFL team.

     20. Defendant Milwaukee Mustangs Arena Football, Inc. is a corporation organized under the laws of the state of Wisconsin with its principal place of business located at 740 North Plankton Avenue, Suite 310, Milwaukee, Wisconsin. Defendant Milwaukee Mustangs Arena Football, Inc. owns and operates the Milwaukee Mustangs AFL team.


                                       -5-

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     21. Defendant Nashville Kats L.L.C. is a limited liability corporation organized under the laws of the state of Tennessee with its principal place of business located at 211 Union Street, Suite 1000, Nashville, Tennessee. Defendant Nashville Kats L.L.C. owns and operates the Nashville Kats AFL team.

     22. Defendant New England Sea Wolves, L.L.C. is a limited liability corporation organized under the laws of the state of Connecticut with its principal place of business located at 196 Trumbull Street, Hartford, Connecticut. Defendant New England Sea Wolves, L.L.C. owns and operates the New England Sea Wolves AFL team.

     23. Defendant New Jersey Arena Football, Inc. is a corporation organized under the laws of the state of New Jersey with its principal place of business located at One Palmer Terrace, Carlstadt, New Jersey. Defendant New Jersey Arena Football, Inc. owns and operates the New Jersey Red Dogs AFL team.

     24. Defendant Orlando Predators Entertainment, Inc. is a public corporation organized under the laws of the state of Florida with its principal place of business located at 400 West Church Street, Orlando, Florida. Defendant Orlando Predators Entertainment, Inc. owns and operates the Orlando Predators AFL team.

     25. Defendant Portland Forest Dragons, L.L.C. is a limited liability corporation organized under the laws of the state of Oregon with its principal place of business located at' 9400 S.W. Beaverton Hillsdale Highway, Suite 101, Beaverton, Oregon. Defendant Portland Forest Dragons, L.L.C. owned and operated the Portland Forest Dragons AFL team. Upon information and belief, the Portland Forest Dragons will be moved and will operate during the 2000 season as the Oklahoma Wranglers.


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     26. Defendant San Jose SaberCats, L.P. is a limited partnership organized under the laws of the state of California with its principal place of business located at 600 East Brokaw Road, San Jose, California. Defendant San Jose SaberCats, L.P. owns and operates the San Jose SaberCats AFL team.

     27. San Jose Arena Football Co., L.L.C. is a limited liability corporation organized under the laws of the state of Nevada with its principal place of business located at 600 E. Brokaw Rd., San Jose, California. Defendant San Jose Arena Football Co., L.L.C. is the managing member of San Jose Arena Football Co., L.L.C., and in that capacity owns and operates the San Jose SaberCats AFL team.

     28. Defendant Pigskin, Inc. is a corporation organized under the laws of the state of Florida with its principal place of business located at 401 Channelside Drive, Tampa, Florida. Defendant Pigskin, Inc. owns and operates the Tampa Bay Storm AFL team.

                             JURISDICTION AND VENUE
                             ----------------------

     29. This complaint is filed and these proceedings are instituted under Sections 4 and 16 of the Clayton Act, 15 U.S.C. ss. 15, 26, to obtain injunctive relief and to recover damages and the costs of suit, including reasonable attorneys' fees, for the injuries plaintiffs, and members of the class they represent, have sustained by reason of violations of Sections 1 and 2 of the Sherman Act, 15 U.S.C. ss. 1,2.

     30. Defendants transact business, may be found and/or have agents in the District of New Jersey. This Court has personal jurisdiction over defendants by virtue of their business activities in the District of New Jersey.

     31. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. ss. 1331, 1337 and 15 U.S.C. ss. 15, 26.

     32.Venue is proper in the District of New Jersey pursuant to 15 U. S. C. ss. 15, 22 and 28 U.S.C. 1391.

                          INTERSTATE TRADE AND COMMERCE
                          -----------------------------

     33. Defendants are primarily engaged in the business of owning and/or operating the Arena Football League and its member teams, which are located in numerous states throughout the country. The operation of the AFL and its member teams involves numerous aspects of interstate trade and commerce, including the sale of tickets throughout the country, telecasting games throughout the country, advertising throughout the country, and licensing merchandise throughout the country.

     34. Moreover, the business activities and unlawful agreements among defendants to restrain and reduce competition for the services of players who reside in nearly every state in the country, and to restrain the ability of such players to move from one team to another team, which are the subject of this complaint, are within the flow of and have substantially and adversely affected interstate trade and commerce. The interstate trade and commerce described herein has been carried out in part in this district and in other states in the United States, and commerce between this district and other states of the United States has been directly restrained by the anticompetitive conduct alleged herein.

                                 CO-CONSPIRATORS
                                 ---------------

     35. Various other businesses, individuals, and entities not yet named as defendants in this litigation, including former owners and operators of AFL teams, individuals who are employed by Arena Football League, L.L.C., and/or individuals who are employed by the AFL defendant teams have performed acts, made statements, and engaged in conduct in furtherance of the illegal conspiracy and other offenses alleged in this complaint. Plaintiffs are not fully aware at this time of the identity of all co-conspirators who actively have participated in the offenses hereinafter alleged. Plaintiffs will seek leave to amend this Complaint to add additional defendants and/or allegations as circumstances warrant.


                            CLASS ACTION ALLEGATIONS
                            ------------------------

     36. Plaintiffs bring this class action under Rule 23(b)(l) and (b)(2) of the Federal Rules of Civil Procedure on behalf of themselves and a class consisting of all players who have been, are now, or will be under contract to play Arena Football for any AFL team during the time period February 3, 1996 through the date of final judgment in this action and the determination of any appeal therefrom.

     37. The number of potential class members is so numerous and the class members are so scattered geographically that joinder of all class members is impracticable. This action presents questions of law or fact common to the class. The claims of the plaintiffs are typical of the claims of the class they represent, and the plaintiffs will fairly and adequately protect the interests of the class members they represent.

     38. In particular, each person in the class is, has been and/or will be subject to and adversely affected by certain uniform agreements, rules and practices among defendants to restrain competition for first-tier minor league professional football players' services in the United States. The defendants have all agreed to abide by the same agreements, rules, and regulations and the purpose and effect of that conduct has been to damage plaintiffs and all members of the class.

     39. The prosecution of separate actions by individual members of the class would create a risk of: (a) inconsistent or varying adjudications with respect to individual members of the class which would establish incompatible standards of conduct for the defendants, or (b) adjudications with respect to individual members of the class which would as a practical matter be dispositive of the interests of other class members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

     40. By agreeing to contract with plaintiffs and the class only on certain agreed upon terms, defendants have acted, refused to act, and/or will act, on grounds generally applicable to the class, thereby making appropriate injunctive relief and corresponding declaratory relief with respect to the class as a whole.

                          THE RELEVANT MARKET IMPACTED
                         BY DEFENDANTS' UNLAWFUL CONDUCT
                         -------------------------------

     41. The relevant market restrained by defendants' unlawful conduct is the market for first-tier minor league professional football player services in the United States. Because defendants own and/or operate all of the first-tier minor league professional football teams in the United States, they are the only purchasers of first-tier minor league professional football players' services, and thus collectively have market power and monopoly power in the market for employing first-tier minor league professional football players.

     42. The market for first-tier minor league professional football player services in the United States is distinct from the markets for the services of all other professional athletes, and in particular is distinct from the market for major league professional football player services, which is monopolized by the National Football League and its member teams. The services of first-tier minor league professional football players are not generally substitutable for the services of major league professional football players because such players are not currently perceived by the NFL teams as substitute players for NFL teams. Similarly, the business of producing first-tier minor league professional football games in general is different and distinct from the business of producing other professional football games and in particular is distinct from the production of professional football games by other leagues, such as the National Football League.

     43. Evidence that Arena Football, the only first-tier minor league professional football product in the United States, is distinguishable from other types of football and sports entertainment includes the following: AFL rules are dramatically different from the rules of other professional football leagues; the AFL and its teams have expressly recognized that Arena Football is a game that is distinct from other sports, and market the game as distinct from other sports; the AFL claims exclusive ownership of purported intellectual property rights in certain aspects of the Arena Football League game; the AFL season is played during a different time of year than other professional football leagues and is played in different sports stadia than other professional football leagues; the levels of compensation and benefits, and the terms of employment available to AFL players is vastly different from and is not affected by the player compensation and benefits, and the terms of employment for players in the National Football League; AFL players have no reasonably substitutable alternative purchasers of their skills and talents; fans and other consumers view Arena Football as a game that is distinct from other professional sports; and the ticket prices to Arena Football games are not constrained or impacted by and do not affect the ticket prices for other professional football games.

     44. The United States market for first-tier minor league professional football players is economically distinct and separate from other geographic markets. Most United States first-tier minor league professional football players do not wish to play outside the United States and will not do so, except in the rare instance where doing so will likely improve their chances of becoming major league professional football players. Accordingly, the United States is the relevant geographic employment market impacted by defendants' unlawful activity.

                            UNLAWFUL CONDUCT ALLEGED
                            ------------------------

     45. The AFL member teams constitute the only buyers for first-tier minor league professional football player services in the United States. Accordingly, competition in this market only can take place between and among the AFL member teams. All of the AFL member teams are independently owned and operated. They do not have common ownership and do not share their profits and losses.

     46. The AFL member teams have combined and conspired among themselves and with others for the purpose and with the effect of depressing, fixing and stabilizing the salaries paid and the benefits provided to first-tier minor league professional football player services. Defendants' unlawful conduct has restrained and limited competition for AFL players' services through, among other things, price fixing, and engaging in group boycotts and concerted refusals to deal. Moreover, defendants have imposed these restrictions even though AFL players have never had a collective bargaining representative and have never engaged in collective bargaining.

     47. The AFL member teams have agreed to use a "Standard Player Contract" as the basis for negotiating and contracting with AFL players in order to limit competition between and among the teams. That contract includes many terms that benefit the defendant teams and harm the players, including but not limited to terms that (a) limit the duration of the team's commitment to players to only one year, (b) require players to contract only with that team even after the contract expires, (c) give the team the unilateral right to "release" players and terminate their contracts, (d) give the team the right to suspend players, thereby terminating their rights to receive payment under the contract, while still keeping players bound by the contract and


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requiring players not to play for any other team, (e) require players to release, on a prospective basis, certain claims against the AFL and all of its teams, (f) require players to release claims against the AFL and its teams relating to inadequate and unsafe working conditions for the players, (g) require players to grant to the team and the League the right to use players' names, signatures, likenesses, and pictures for any and all publicity and promotional purposes, while prohibiting players from engaging in any promotional, advertising, endorsement or sponsorship activity without prior, written permission, (h) give the team the right to trade players to any other team in the league without consulting the players, and only paying players for transportation expenses (not moving expenses or any other compensation) to the city where players are traded, and (i) give the league the right to reject contracts if the team has provided any benefits, compensation or other unapproved terms to players that violate the agreements among the owners in the league.

     48. The AFL member teams have agreed to boycott every player who is "reserved" by any other team. including players who are suspended, players who are retired, and players who have refused to extend their contracts for an additional year. The purpose and effect of this agreement is to eliminate any competitive option for the player, in order that the team that has "reserved" the player can present "take it or leave it" terms to the player and the player will not have the benefit of free competition in order to negotiate better contractual terms and conditions of employment in his individual player contract.

     49. The AFL teams have agreed to impose limits on the amount that each individual team is permitted to pay players, and to fine or otherwise punish or take action against teams that exceed the player compensation limits.

     50. The AFL teams have entered into other agreements that have reduced and eliminated competition in the market for first-tier minor league professional football player services and have thereby damaged plaintiffs and the class.

     51. The Commissioner of the AFL and other employees of Arena Football League, L.L.C. have played an active role in furthering and policing the conspiracy, including taking actions against teams that attempt to compete for player services. The Commissioner has also played an active role in ensuring that players who are victimized by teams and team owners do not have any remedy when they attempt to follow the arbitration and grievance procedures mandated by the contract the players are forced to sign.

     52. When the defendants became aware that AFL players were considering filing an antitrust case against the defendants, the defendants agreed to take certain actions to further their unlawful conspiracy and prevent and/or impede the players from filing suit or taking any action to challenge defendants' unlawful conduct. These actions in furtherance of defendants' unlawful conspiracy have included included breaching contracts with players, causing other business entities to breach contracts with players, threatening to boycott players, and engaging in other conduct designed to intimidate players from filing suit. In particular, defendants have threatened to boycott players until they agree to give up their antitrust rights and accept the imposition of anticompetitive terms of employment.

     53. Each defendant has participated in one or more overt acts in furtherance of the conspiracy alleged in this complaint and has participated in conspiratorial activities in furtherance of the alleged conspiracy.

                         THE HARM TO COMPETITION CAUSED
                         BY DEFENDANTS' UNLAWFUL CONDUCT
                         -------------------------------

     54. The combination and conspiracy described in this complaint has harmed competition in the United States market for first-tier minor league professional football player services in numerous ways, including but not limited to the following:

          a. competition among AFL teams for providing salaries and bonuses has been restrained, resulting in player salaries and bonuses that have been depressed, fixed, stabilized and/or maintained at artificially low and noncompetitive levels;

          b. competition among AFL teams for providing non-salary contractual terms, such as rights of termination, guarantees and licensing rights, has been restrained, resulting in non-salary terms and other contractual terms that have been fixed and/or maintained at artificially low and noncompetitive levels;

          c. competition among AFL teams for providing multi-year player contracts has been restrained, resulting in all or nearly all AFL players being denied the ability to secure multi-year contracts; and

          d. competition among AFL teams for player services in general has been restrained.

     55. The combination and conspiracy described in this complaint has eliminated competition to such an extent that players are left with no reasonable option but to endure a wide variety of improper, coercive, and unlawful conduct by Arena Football League teams, owners, and coaches. This conduct has included teams violating federal and state tax laws, and state workers compensation laws, in an effort to shift liability for social security payments and other payments to players and in an effort to defraud federal and state governments. All of this improper and illegal conduct has damaged the plaintiffs and other AFL players.

                       INJURY TO PLAINTIFFS AND THE CLASS
                       ----------------------------------

     56. By reason of the antitrust violations alleged in this complaint, plaintiffs and each member of the class have been deprived of the benefits of free and open competition in the market for first-tier minor league professional football player services in the United States. In particular, plaintiffs and the class have received lower salaries and bonuses and other compensation, have been forced to work wherever their team trades them, have been forced to surrender their rights of publicity to the defendants, and otherwise have received less favorable terms of employment than they would have received in a competitive market. As a result, plaintiffs and each member of the class have been injured and damaged in their business and property in an amount presently undetermined.

                                    COUNT ONE
                                    ---------
              (Unreasonable Restraint of Trade, Sherman Act ss. 1)

     57. Plaintiffs repeat and reallege the allegations set forth in Paragraphs 1 through 56 above.

     58. The defendant owners and operators of AFL teams are all separate economic entities that do not share their profits and losses and do not share a unity of interest. Their agreements and their concerted conduct constitute contracts, combinations and conspiracies under Section 1 of the Sherman Act, 15 U.S.C. ss. 1.

     59. The unlawful agreements entered into by defendants include per se violations of the federal antitrust laws, including group boycotts, concerted refusals to deal, and price fixing, and those agreements along with other conduct by the defendants and their co conspirators constitute unlawful contracts, combinations and conspiracies in unreasonable restraint of trade or commerce in the United States market for first-tier minor league professional football player services in violation of
Section 1 of the Sherman Act, 15 U.S.C. ss. 1.

     60. No procompetitive purpose or effect exists to justify the unlawful conduct engaged in by defendants. However, even if defendants' conduct had some procompetitive effects, such procompetitive effects can be achieved through less restrictive and less anticompetitive means.

     61. Defendants' unreasonable restraints of trade have substantially affected interstate commerce and have substantially injured competition in the market for first-tier minor league professional football player services.

     62. As a direct and proximate result of the foregoing, plaintiffs and the class have suffered and will continue to suffer irreparable loss and damage to their business or property.

                                    COUNT TWO
                                    ---------
                       (Monopolization, Monopolization by
                         Combination, and/or Conspiracy
                        to Monopolize, Sherman Act ss. 2)

     63. Plaintiffs repeat and reallege the allegations set forth in Paragraphs 1 through 62 above.

     64. Defendants possess monopoly power in the United States market for first-tier professional football player services.

     65. The defendant owners and operators of AFL teams are all separate economic do not share their profits and losses and do not share a unity of interest. Their and their concerted conduct constitute monopolization, monopolization by and conspiracy to monopolize under Section 2 of the Sherman Act, 15 U.S.C. ss. 2.


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


     66. Defendants have entered into and have carried out their unlawful conspiracy and combination with the specific intent of acquiring and maintaining monopoly power in the United States market for first-tier minor league professional football player services.

     67. Through their unlawful conspiracy and combination and other anticompetitive actions, defendants have willfully and purposefully acquired and/or maintained their monopoly power in the United States market for first-tier minor league professional football player services in violation of
Section 2 of the Sherman Act, 15 U.S.C. ss. 2. Defendants have not acquired and/or maintained monopoly power in the relevant market as a result of growth or development as a consequence of a superior product, business acumen, or historic accident.

     68. As a direct and proximate result of the foregoing, plaintiffs and the class have been injured in their business and property.

                                PRAYER FOR RELIEF
                                -----------------

     WHEREFORE, plaintiffs pray for judgment with respect to their Complaint that decrees as follows:

          a. That defendants have unreasonably restrained trade and commerce in violation of Section 1 of the Sherman Act, 15 U.S.C. ss. 1;

          b. That defendants have monopolized, combined to monopolize, and/or conspired to monopolize the relevant market in violation of Section 2 of the Sherman Act, 15 U.S.C. ss. 2;

          c. That defendants are enjoined from implementing or enforcing the exclusionary and anticompetitive agreements alleged herein or any other agreements with the purpose or effect of restraining competition among AFL teams for player services, pursuant to Section 16 of the Clayton Act, 15 U.S.C. ss. 26;


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


          d. That plaintiffs and the class are entitled to an award of compensatory damages in an amount to be determined and trebled, as provided by Section 4 of the Clayton Act, 15 U.S.C. ss. 15;

          e. That plaintiffs and the class are entitled to an award for their costs of litigation, including reasonable attorneys' fees, as provided by
     Section 4 of the Clayton Act, 15 U.S.C. ss. 15;

          f. That plaintiffs and the class are entitled to such other and further relief as this Court deems proper and equitable.


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


                                  JURY DEMAND

          Pursuant to Fed R. Civ. P 38(b), plaintiffs hereby demand trial by jury on all matters so triable.


Dated:  February 3, 2000

                                     Respectfully submitted,


                                     KROVATIN & ASSOCIATES, LLC

                                     By:  /s/ Gerald Krovatin
                                          --------------------------------------
                                          Gerald Krovatin

                                          744 Broad Street
                                          Newark, New Jersey 07102
                                          (973) 424-9777

                                     WEIL, GOTSHAL & MANGES

                                          Jeffrey L. Kessler
                                          David G. Feher
                                          767 Fifth Avenue
                                          New York, New York 10153
                                          (212) 310-8000

                                     WILLIAMS & CONNOLLY

                                          Mark S. Levinstein
                                          John E. Schmidtlein
                                          725 12th Street, N.W.
                                          Washington, D.c. 20005
                                          (202) 434-5012

                                     COUNSEL FOR PLAINTIFFS


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